DATED: 2008-11-07

AGREEMENT

between

Fox Petroleum Ltd

and

Trafalgar Capital Advisory Partners LLP
as Introducer/Advisor

relating to

the appointment of Trafalgar Capital Advisory Partners LLP
as Introducer/Advisor

Simmons & Simmons

CityPoint One Ropemaker Street London EC2Y 9SS
T +44(0)20 7628 2020 F +44(0)20 7628 2070 DX Box No 12

CONTENTS

THIS AGREEMENT is dated the 7th day of November 2008 and made

BETWEEN:

(1) **FOX Petroleum** (the "Client) Fox Petroleum 64 Knightsbridge London, England SW1X 7JF

(2) **Trafalgar Capital Advisory Partners LLP**, (the "Introducer/Advisor/Advisor"), registered in England and Wales under company number 05966485 and having its registered office at 32 Addison Grove, London, W4 1ER.

BACKGROUND:

The Client wishes to appoint the Introducer/Advisor to introduce potential investors in Europe to the Client on the terms set out in this Agreement which appointment the Introducer/Advisor wishes to accept.

THE PARTIES AGREE THAT:

1. **Interpretation**

1.1 In this Agreement, the following words and expressions shall, except where the context otherwise requires, have the meanings respectively ascribed to them:

"**FSA**" means the Financial Services Authority of the United Kingdom.

"**FSA Rules**" means the rules, guidance, principles and codes comprised in the Handbook of Rules and Guidance issued by the FSA.

"**Shares**" [ordinary shares] available for issue to investors in the Client;

1.2 References to statutory provisions, regulations or notices shall include those provisions, regulations or notices as amended, extended, consolidated, substituted or re-enacted from time to time.

1.3 References to Clauses are references to clauses in the Agreement.

1.4 Clause headings are inserted for convenience only and shall not affect the construction hereof.

2. **Regulatory Status**

2.1 Trafalgar Capital Advisory Partners LLP is authorised and regulated by the Financial Services Authority of the United Kingdom ("**FSA**"). Firm reference number_______________

2.2 The Introducer/Advisor has categorised the Client as a professional client (as defined in the FSA Rules) and the Introducer/Advisor will provide its services hereunder on that basis.

2.3 The Client has the right to request the Introducer/Advisor to categorise it as a retail client (as defined in the FSA Rules) either generally or in specific circumstances. However, it is the Introducer/Advisor's policy not to agree to such requests.

3. Appointment of the Introducer/Advisor

3.1 The Client hereby appoints the Introducer/Advisor with effect from the date hereof to act as [non-exclusive/exclusive] Introducer/Advisor in Europe and the Introducer/Advisor hereby accepts such appointment on the terms and conditions set out in this Agreement.

3.2 All activities engaged in under the provisions of this Agreement by the Introducer/Advisor relating to the promotion of the Shares shall be subject to the overall policies, directions and control of the Client, as the case may be, as notified to the Introducer/Advisor by the Client from time to time, and the Introducer/Advisor shall at all times in the performance of its duties hereunder observe and comply with all applicable laws and regulations having the force of law.

4. Duties as Introducer/Advisor

4.1 The Introducer/Advisor shall promote the sale of the Shares and in particular (without limiting the generality of the foregoing) the Introducer/Advisor shall use all reasonable endeavours:

(A) to promote investment interests in the Client;

(B) to advise the Client concerning all actions which it appears to the Introducer/Advisor that the Client should consider taking to achieve effective promotion of investment in the Client; and

(C) to attend, if so reasonably requested by the Client, meetings held by the Client for the discussion of marketing strategy and progress in respect of the sale of the Shares.

4.2 Without limiting the generality of Clause 4.1, the Introducer/Advisor:

(A) shall not in connection with its duties and functions as Introducer/Advisor incur any liability on behalf of the Client or in any way pledge or purport to pledge the credit of the Client or accept or make any contract binding upon the Client;

(B) shall not make or purport to make any representation or give or make or purport to give or make any warranty on behalf of the Client other than with the consent of the Client;

(C) shall observe the terms and conditions in relation to the promotion of the Client and to the issue and sale of the Shares whether attached by sales documentation issued by the Client or by any directions of the Client notified to the Introducer/Advisor by the Client, or imposed by law or regulations having the force of law in any country or territory in which the Introducer/Advisor is promoting the Shares or in which any investor or potential investor in the Shares is resident or of which such investor is a citizen or national and in particular, but without limitation, the Introducer/Advisor shall not promote or procure or seek to procure subscriptions for the Shares from any person (whether an individual, firm or corporation) which is not eligible by reason of nationality or otherwise, to invest in the Client;

(D) shall comply with and assist in any investigation or other acts as shall be required under any law or regulation relating to the prevention of money laundering affecting the Client; and

(E) confirms and warrants that it has all necessary authorisations, registrations and licences to permit it to carry out its duties hereunder.

5. Duties of the Client

5.1 The Client shall provide the Introducer/Advisor with such information or advice ("**Client Information**") which the Client considers reasonably necessary for the Introducer/Advisor to receive with a view to the proper discharge of its duties and functions hereunder or which the Introducer/Advisor shall reasonably request for such purpose.

5.2 The Client will notify the Introducer/Advisor immediately if any of the Client Information ceases to be true and accurate in any material respect or has become misleading in any material respect.

6. Use of Client Information

6.1 The Introducer/Advisor agrees:

(A) to use the Client Information solely to carry out its responsibilities and functions under this Agreement;

(B) to keep all Client Information confidential and not directly or indirectly disclose any of it to any person save as permitted under Clause 6.2 below; and

(C) not to use or allow the use of any Client Information in any way to the detriment of the Client.

6.2 The Introducer/Advisor may disclose the Client Information only to its directors, officers and employees who:

(A) have a need to know (and only to the extent that each has a need to know); and

(B) are aware that all Client Information must be kept confidential.

6.3 The Introducer/Advisor may only disclose the Client Information to any other person if the Client has given the Introducer/Advisor prior written consent to such disclosure.

6.4 The Introducer/Advisor agrees to:

(A) establish and maintain adequate security measures to safeguard the Client Information from unauthorised access or use;

(B) return the Client Information and all copies, notes and records of the Client Information to the Client immediately upon request.

7. Marketing Material

7.1 The Client shall be solely responsible for the preparation of all marketing, sales and promotional material in connection with the promotion of the Shares and for ensuring that such marketing, sales and promotional material comply with all relevant legislation and regulatory provisions.

8. **Representations**

8.1 The Client represents and warrants to the Introducer/Advisor that this Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement, enforceable in accordance with the terms hereof.

8.2 The Introducer/Advisor represents and warrants to the Client that this Agreement has been duly executed and delivered by it and constitutes its valid and binding agreement, enforceable in accordance with the terms hereof.

9. **Fees and Expenses**

9.1 In consideration of all the services provided by the Introducer/Advisor pursuant hereto, the Client shall pay to the Introducer/Advisor a fixed [monthly] fee of £10,000 payable [monthly] and may be, at the option of the Introducer/Advisor, be accrued and paid from raise proceeds. In addition the Client will pay the Introducer/Advisor fees as per the attached schedule "A".

9.2 Any expenses related to the agreement shall also be borne by the Client.

9.3 Fees payable under this Agreement may be paid in securities and/or cash as agreed between the Client and the Introducer/Advisor.

9.4 All amounts payable under this Agreement are exclusive of VAT, if applicable. References to VAT in this Agreement means value added tax imposed under the EU Council Directive 2006/112/EC and equivalent legislation in the relevant jurisdiction, or any other tax of a similar nature.

10. **Liabilities and indemnities**

10.1 The Client hereby undertakes to indemnify the Introducer/Advisor from and against all or any claims, actions, liabilities, demands proceedings or judgements ("**Proceedings**") brought or established against the Introducer/Advisor by any purchaser of any of the Shares and against all losses and all reasonable costs, charges and expenses which arise directly in connection with or out of any breach by the Client of any of its obligations under this Agreement and which does not arise from the default, bad faith or negligence of the Introducer/Advisor or any failure by the Introducer/Advisor to perform its obligations hereunder.

11. **Selling restrictions**

11.1 The Introducer/Advisor agrees with and undertakes to the Client that it will not promote sales of the Shares, save upon the terms of this Agreement and in compliance with applicable laws and regulations in each jurisdiction in which any such promotion takes place.

11.2 The Introducer/Advisor agrees that it will only promote the sales of the Shares to institutions and funds in Europe.

11.3 The Introducer/Advisor will make itself aware of and comply with all applicable laws and regulations in each jurisdiction in which it may promote sales of the Shares.

12. Conflicts of interest

12.1 It is agreed and acknowledged that directors, officers, agents and shareholders of the Client or the Introducer/Advisor (or any of their associates) are or may be interested in the Client as directors, officers, shareholders or, otherwise and it is hereby acknowledged that no person so interested shall be liable to account for any benefit to any other party by reason solely of such interest.

12.2 The services of the Introducer/Advisor hereunder are not to be deemed exclusive. The Client acknowledges that the Introducer/Advisor and its directors, officers, employees or Associates may from time to time act as Introducer/Advisor in relation to, or be otherwise involved in, other clients other than the Client which have a similar or different objective to that of the Client. It is, therefore, possible that any of them may, in the course of business, have potential conflicts of interest with the Client.

12.3 The Introducer/Advisor has a conflicts of interest policy which specifies the procedures that it follows and the measures that it has adopted in order to avoid such conflicts or to manage such conflicts in a way that ensures fair treatment for the Client.

13. Investment Advice

13.1 In the circumstances where the Introducer/Advisor provides the Client with investment advice, the Introducer/Advisor may be required under the FSA Rules to obtain certain information from the Client regarding its investment objectives so that it can make a recommendation which is suitable to the Client. The Introducer/Advisor shall assume that the information provided by the Client to the Introducer/Advisor pursuant to this Clause 13.1 is accurate and the Introducer/Advisor shall have no responsibility to the Client if such information changes or becomes inaccurate unless the Client has informed the Introducer/Advisor of such changes.

13.2 The Client agrees that the Introducer/Advisor may need to request certain information from the Client from time to time in order to provide investment advice.

13.3 The Client agrees that unless the Introducer/Advisor obtains the necessary information from the Client, the Introducer/Advisor may not be able to provide investment advice.

14. Force Majeure

14.1 Notwithstanding anything herein contained, if after the execution of this Agreement there shall come to the attention of the Introducer/Advisor, such a change in national or international financial, political or economic conditions, currency exchange rates or exchange controls, or other laws or regulations as would, in it its opinion, be likely to prejudice materially the success of the sale of the Shares or the promotion of Managed Accounts it may elect, by notice to the Client given at any time (after consultation with the Client if such consultation is reasonably practicable), to treat such change as (except as otherwise specifically provided herein or therein) releasing and discharging the Introducer/Advisor from all further obligations under or pursuant to this Agreement.

15. Confidentiality

15.1 Save as otherwise required by order of any court having lawful jurisdiction, the parties shall not disclose nor divulge any information received during the performance of this Agreement relating to the business of the other.

15.2 Clause 15.1 shall not prevent the disclosure of information by either party to its auditors, legal advisers, regulatory authorities, or otherwise where so required by compulsion of law or the rules of such regulatory authorities or in the proper performances of their respective duties.

15.3 Clause 15.1 shall not apply to information which is in the public domain otherwise than due to a breach of this Clause 15.

16. Compensation

16.1 Business conducted by the Introducer/Advisor under this Agreement which is subject to regulation by the FSA is covered by the Financial Services Compensation Scheme (the "**Scheme**") for those persons who are "eligible" claimants. Most types of investment business are covered for 100% of the first GBP30,000 and 90% of the next GBP20,000, so the maximum compensation is GBP48,000. Further details of the Scheme are available on request or at the Scheme's official website at www.fscs.org.uk.

17. Termination

17.1 This Agreement shall continue in full force and effect unless terminated in accordance with the following provisions of this Clause.

17.2 This Agreement may be terminated as follows:

(A) by the Client upon [3] months' notice in writing to the Introducer/Advisor;

(B) by the Introducer/Advisor upon [3] months' notice in writing to the Client;

(C) by the Client upon notice in writing to the Introducer/Advisor or vice versa taking immediate or (if so specified) subsequent effect, if the party receiving notice shall have committed any material breach of its obligations under this Agreement and, where such breach is capable of remedy, shall have failed within [fourteen (14)] days of receipt of notice requiring it so to do, to make good such breach;

17.3 This Agreement shall terminate automatically upon the Client or the Introducer/Advisor going into liquidation (except a voluntary liquidation for the purposes of, and following, a bona fide reconstruction or amalgamation) or if a receiver or administrative receiver is appointed over all or any of its assets or if any proceedings having equivalent effect are implemented in any relevant jurisdiction or if the Introducer/Advisor or if the Introducer/Advisor ceases to be an appointed representative of TGC.

17.4 Termination of this Agreement shall not affect the rights and obligations accrued up to the date of termination, including without limitation, the right of the Introducer/Advisor to receive accrued fees and expenses of the Introducer/Advisor (and a pro rata amount in respect of any period less than the period (if any) in respect of which fees or expenses otherwise accrue) which shall be paid after termination of this Agreement if they have not been paid before. In addition, termination of this Agreement shall not terminate the rights and obligations contained in this Agreement under Clauses 9, 10 and 15.

18. Notices

18.1 Any notice to be given hereunder shall be in writing and shall be given by being personally delivered, or sent by prepaid registered post or recorded delivery, or by facsimile transmission to the principal place of business or registered office, as the case may be, of the party for whom it is intended.

18.2 Any notice given hereunder sent by facsimile transmission or delivered personally shall, in the case of facsimile transmission, be deemed given when dispatched and, in the case of personal delivery, shall be deemed given when delivered, and any notice sent by registered post or recorded delivery shall be deemed given 5 days after posting. In proving the giving of any notice, it shall be sufficient to prove, in the case of a notice given by post, that the envelope containing the notice was properly stamped addressed and placed in the post and, in the case of a facsimile transmission, that the same was duly dispatched to a current facsimile of the addressee.

19. Assignment and delegation

19.1 The Introducer/Advisor may at any time [with the prior written consent of the Client, such consent not to be unreasonably withheld or delayed] assign all or any part of its rights and benefits under this Agreement.

19.2 Save with the consent of the Introducer/Advisor, the Client may not assign all or any part of its rights or benefits under this Agreement.

20. Relationship of parties

20.1 The Introducer/Advisor shall for all purposes of this Agreement be deemed to be an independent contractor and shall, save as otherwise expressly provided herein, have no authority to act for or represent the Client or in any way be an agent thereof.

20.2 Nothing in the Agreement shall constitute a partnership between the parties hereto.

21. Entire agreement

21.1 This Agreement embodies the entire understanding between the parties hereto in respect of the subject matter hereof and no modification or amendment of any provision of this Agreement shall be effective unless the same shall be reduced to writing and signed by the parties hereto.

22. Partial Invalidity

22.1 The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction or the legality, validity or enforceability of any other provision.

23. Reservation of rights

23.1 No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate on a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

24. Waiver

24.1 No delay or omission on the part of any of the parties in exercising any right, power, privilege or remedy pursuant to this Agreement (the "Rights") shall impair such Rights or be construed as a waiver thereof nor shall any single or partial exercise of any such Rights preclude any other or further exercise thereof or the exercise of any other right. The Rights are cumulative and not exclusive of any rights provided by law.

25. Amendments

25.1 This Agreement may be amended, varied or replaced by mutual agreement of both parties (including where required, to comply with any applicable legal or regulatory requirements). Any amendments, modification supplements or waiver of or in respect of this Agreement shall be in writing (evidenced by letter, facsimile or email).

26. Third Party Contracts Rights Act

26.1 Unless otherwise expressly stated herein a person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

27. Counterparts

27.1 This Agreement may be executed in one or more counterparts each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

28. Governing law

28.1 This Agreement shall be governed by and construed in accordance with English law and the parties hereto hereby submit to the non-exclusive jurisdiction of the English courts.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

SIGNED by)

and duly authorised for and on behalf of)

Trafalgar Capital Advisory Partners LLP)

SIGNED by **Fox Petroleum Ltd.**)

" EXHIBIT A"

FEE SCHEDULE

1. For purposes of any Transactions involving any Financing Source or entity originally introduced directly or indirectly to the Company by Trafalgar, and whether occurring during the Term of Engagement or during a period ending two (2) years following Termination, and for any non capital raising transaction relating to any procurement or disposal of assets or any merger or acquisition or other such corporate transaction, Compensation shall be payable to Trafalgar upon the closing thereof in the amount of **5%** of the consideration received by the Company. Consideration shall include any type of benefit to the Company which can be quantified.

2. Company and Trafalgar agree that upon the initial close of a Transaction, Trafalgar shall receive 5% in warrants at the equity/debt raise price based on the lowest 5 day trailing price. Warrants shall carry a four year term and carry piggy back registration rights.
This fee shall apply toany non capital raising transaction relating to any procurement or disposal of assets or any merger or acquisition or other such corporate transaction.

3. Post funding and M&A, Trafalgar will receive 9.99% of the fully diluted shares of the Company with adjustment(s) to maintain such ownership for twelve months.

_____initials Company

_____Initials TCAP